Exhibit 99.1

NEWS RELEASE

July 31, 2019

Tetra Tech Reports Record Third Quarter 2019 Results

•      Record revenue of $826 million, up 8% Y/Y

•      Record net revenue of $623 million, up 9% Y/Y

•      Record backlog of $2.83 billion, up 16% Y/Y

•      EPS $0.88; adjusted EPS $0.89, up 25% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the third quarter ended June 30, 2019.

Third Quarter Results

Tetra Tech achieved record quarterly results with all-time highs for revenue, net revenue, operating income, and backlog.  Revenue in the third quarter totaled $826 million, up 8% year-over-year.  Revenue, net of subcontractor costs(1) (net revenue), in the third quarter totaled $623 million, up 9% year-over-year.  Operating income for the third quarter was $65 million, up 17% year-over-year.  EPS was $0.88 on a GAAP basis, up 49% year-over-year; adjusted EPS(1) was $0.89, up 25% year-over-year.  Backlog at the end of the quarter was a record $2.83 billion, up 16% year-over-year.

Quarterly Dividend and Share Repurchase Program

On July 29, 2019, Tetra Tech’s Board of Directors declared a $0.15 per share dividend payable on August 30, 2019 to stockholders of record as of August 14, 2019.  In the third quarter, Tetra Tech repurchased $25 million of common stock.  Additionally, as of June 30, 2019, the Company had $150 million remaining under the approved share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “While financially we had an all-time record quarter, I am even more pleased that we took a significant step forward in our strategic plan to offer services in the United Kingdom with the addition of WYG. We also received more than $100M of new data analytics orders that support our technical work for multiple U.S. federal government agencies. Our U.S. state and local water infrastructure business continues to grow at a double-digit pace augmented by additional disaster response activities in the quarter. Given the strength of our results and record backlog of more than $2.83 billion, we are increasing our guidance for both EPS and net revenue for fiscal 2019.”

(1)  Net revenue and adjusted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of Revenue and Operating Results tables.

Nine-Month Results

Revenue for the nine-month period was $2.3 billion and net revenue was $1.8 billion.  Operating income was $168 million, and EPS was $2.63, up 15% and 38%, respectively, from the same period in fiscal 2018.  Cash flow from operations was $113 million, up 49% year-over-year.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects adjusted EPS for the fourth quarter of fiscal 2019 to range from $0.82 to $0.87.  Net revenue for the fourth quarter is expected to range from $610 million to $650 million.  For fiscal 2019, Tetra Tech is increasing its net revenue and EPS guidance, and now expects adjusted EPS to be in the range of $3.10 to $3.15, and net revenue to range from $2.37 billion to $2.41 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter of fiscal 2019 results through a link posted on the Company’s website at tetratech.com on August 1, 2019 at 8:00 a.m. (PT).

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Reconciliation of Revenue and Operating Results

In thousands (except EPS data)

	Three Months Ended			Nine Months Ended
	June 30, 2019	July 1, 2018	% Y/Y	June 30, 2019	July 1, 2018	% Y/Y

Revenue	$825,793	$764,795	8%	$2,265,846	$2,224,805	2%
Subcontractor costs	(202,597)	(194,443)		(503,902)	(576,813)
Net revenue	$623,196	$570,352	9%	$1,761,944	$1,647,992	7%

EPS	$0.88	$0.59	49%	$2.63	$1.91	38%
Earn-out expense	0.01	—		0.02	0.03
RCM	—	0.01		0.08	0.03
Non-core divestitures	—	0.11		—	0.11
Revaluation of deferred tax liabilities	—	—		(0.05)	(0.19)
Non-recurring tax benefits	—	—		(0.40)	—
Adjusted EPS	$0.89	$0.71	25%	$2.28	$1.89	21%

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended September 30, 2018, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2019, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

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Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 30, 2019	September 30, 2018

Assets
Current assets:
Cash and cash equivalents	$111,231	$146,185
Accounts receivable - net	728,999	694,221
Contract assets	145,672	142,882
Prepaid expenses and other current assets	123,816	56,003
Income taxes receivable	6,756	11,089
Total current assets	1,116,474	1,050,380

Property and equipment - net	40,072	43,278
Investments in unconsolidated joint ventures	7,655	3,370
Goodwill	851,621	798,820
Intangible assets - net	10,438	16,123
Deferred tax assets	30,572	8,607
Other long-term assets	39,591	38,843
Total assets	$2,096,423	$1,959,421

Liabilities and Equity
Current liabilities:
Accounts payable	$179,197	$160,222
Accrued compensation	160,777	180,153
Contract liabilities	147,549	143,270
Income taxes payable	56	8,272
Current portion of long-term debt	12,526	12,599
Current contingent earn-out liabilities	21,479	13,633
Other current liabilities	125,313	99,944
Total current liabilities	646,897	618,093

Deferred tax liabilities	24,890	30,166
Long-term debt	324,074	264,712
Long-term contingent earn-out liabilities	30,844	21,657
Other long-term liabilities	53,925	57,693

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at June 30, 2019 and September 30, 2018	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,714 and 55,349 shares at June 30, 2019 and September 30, 2018, respectively	547	553
Additional paid-in capital	94,292	148,803
Accumulated other comprehensive loss	(147,057)	(127,350)
Retained earnings	1,067,851	944,965
Tetra Tech stockholders’ equity	1,015,633	966,971
Noncontrolling interests	160	129
Total stockholders’ equity	1,015,793	967,100
Total liabilities and stockholders’ equity	$2,096,423	$1,959,421

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018

Revenue	$825,793	$764,795	$2,265,846	$2,224,805
Subcontractor costs	(202,597)	(194,443)	(503,902)	(576,813)
Other costs of revenue	(505,209)	(460,758)	(1,448,803)	(1,352,827)
Gross profit	117,987	109,594	313,141	295,165
Selling, general and administrative expenses	(53,146)	(53,906)	(145,016)	(146,254)
Contingent consideration - fair value adjustments	—	(192)	(28)	(2,110)
Income from operations	64,841	55,496	168,097	146,801
Interest expense	(3,546)	(4,345)	(9,607)	(11,597)
Income before income tax expense	61,295	51,151	158,490	135,204
Income tax expense	(12,044)	(17,806)	(11,263)	(27,060)
Net income	49,251	33,345	147,227	108,144
Net income attributable to noncontrolling interests	(18)	(23)	(86)	(62)
Net income attributable to Tetra Tech	$49,233	$33,322	$147,141	$108,082

Earnings per share attributable to Tetra Tech:
Basic	$0.90	$0.60	$2.67	$1.94
Diluted	$0.88	$0.59	$2.63	$1.91

Weighted-average common shares outstanding:
Basic	54,819	55,537	55,101	55,780
Diluted	55,768	56,390	56,034	56,681

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Nine Months Ended
	June 30,	July 1,
	2019	2018

Cash flows from operating activities:
Net income	$147,227	$108,144

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,293	30,592
Equity in income of unconsolidated joint ventures, net of distributions	(666)	97
Amortization of stock-based awards	12,717	15,519
Deferred income taxes	(26,146)	(8,266)
Provision for doubtful accounts	16,489	5,841
Fair value adjustments to contingent consideration	28	2,110
Loss (gain) on sale of property and equipment	(278)	1,938

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable and contract assets	(41,299)	(58,713)
Prepaid expenses and other assets	(13,076)	(20,539)
Accounts payable	16,865	(44,279)
Accrued compensation	(25,540)	(7,300)
Contract liabilities	(1,946)	35,666
Other liabilities	12,630	16,611
Income taxes receivable/payable	(4,913)	(1,149)
Net cash provided by operating activities	113,385	76,272

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(35,884)	(65,901)
Capital expenditures	(9,999)	(6,346)
Proceeds from sale of divested business	—	36,250
Proceeds from sale of property and equipment	1,226	3,145
Net cash used in investing activities	(44,657)	(32,852)

Cash flows from financing activities:
Proceeds from borrowings	325,685	293,756
Repayments on long-term debt	(265,982)	(217,259)
Repurchases of common stock	(75,000)	(75,000)
Taxes paid on vested restricted stock	(6,836)	(8,825)
Stock options exercised	7,759	13,200
Dividends paid	(21,489)	(17,836)
Payments of contingent earn-out liabilities	(11,443)	(854)
Net cash used in financing activities	(47,306)	(12,818)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(512)	(6,548)

Net increase in cash, cash equivalents and restricted cash	20,910	24,054
Cash, cash equivalents and restricted cash at beginning of period	148,884	192,690
Cash, cash equivalents and restricted cash at end of period	$169,794	$216,744

Supplemental information:
Cash paid during the period for:
Interest	$9,426	$11,391
Income taxes, net of refunds received of $4.5 million and $0.5 million	$44,058	$36,620

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$111,231	$214,040
Restricted cash	58,563	2,704
Total cash, cash equivalents and restricted cash	$169,794	$216,744